SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2002

                              INFINITE GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

            DELAWARE                      0-21816              52-1490422
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(State or other jurisdiction of    Commission File Number) (IRS Employer
        incorporation)                                      Identification No.)


          2364 Post Road, Warwick, RI                        02886
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    (Address of principal executive office)                (Zip Code)

                                 (401) 738-5777
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               Registrant's telephone number, including area code:


                                       N/A
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          (Former name or former address, if changed since last report)

Item 2.  Disposition of Assets.

      On March 14, 2002, Infinite Group, Inc. (the "Registrant") disposed of substantially all of the assets of its wholly-owned subsidiary, Express Pattern, Inc. ("EP"), a Delaware corporation. The Purchaser was Express Pattern, Inc., an Illinois corporation. Thomas Mueller, the chief operating officer of the Registrant, is a passive investor in the Purchaser. The aggregate consideration received for the assets was $675,000, payable $575,000 in cash at closing and $100,000 pursuant to a five year subordinated balloon note bearing interest at the rate of 8% per annum, payable quarterly in arrears. In addition, the Purchaser assumed specified liabilities related to the business acquired.

      EP, whose operations were based in Illinois, was engaged in the business of providing steriolithography based rapid prototyping services to the metal casting and other industries.

Item 7. Pro-Forma Financial Information and Exhibits.

Pro-Forma Financial Information.

      The pro forma financial information required by this Item 7 is contained in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Exhibits (filed herewith).

      Exhibit A -- Form of Asset Purchase Agreement dated as of March 13, 2001 by and between Express Pattern, Inc. and Infinite Group, Inc.

      Exhibit B -- Form of 8% $100,000 Subordinated Promissory Note

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INFINITE GROUP, INC.


                                    By: /s/ Clifford G. Brockmyre
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                                        Clifford G. Brockmyre
                                             Chief Executive Officer

Date:    March 29, 2002